EXHIBIT 7.1

September 19, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Halberd Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.02(b) of Form 8-K, as part of the Form 8-K of Halberd Corporation dated September 19, 2022. We agree with the statements concerning our Firm disclosed under item 4.02(b) in such Form 8-K.

Very truly yours,

/s/ BF BORGERS CPA PC
Lakewood, Colorado